Exhibit 10.3

EXECUTION VERSION

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT

This AMENDMENT NUMBER THREE TO CREDIT AGREEMENT (this “Third Amendment”) is entered into as of November 4, 2005, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”; and together with the Lenders, the “Lender Group”), BUCA, INC., a Minnesota corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

WHEREAS, Borrowers and the Lender Group are parties to that certain Credit Agreement, dated as of November 15, 2004, as amended by that certain Amendment Number One to Credit Agreement and Waiver, dated as of April 15, 2005, as further amended by that certain Amendment Number Two to Credit Agreement and Consent, dated as of September 9, 2005 (as so amended, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have requested that the Lender Group agree to amend the definition of “EBITDA” in the Credit Agreement, as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendment requested by Borrowers, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following definition in its entirety:

“EBITDA” means, with respect to any fiscal period, in each case as determined in accordance with GAAP, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains and interest income for such period, plus:

(a) interest expense, income taxes, depreciation and amortization, and Restaurant Pre-Opening Expenses for such period;

(b) for the fourth fiscal quarter of fiscal year 2004 only: (i) lease termination charges in an aggregate amount not to exceed $759,000 related to the Charlotte, NC and Jenkintown, PA Restaurants, (ii) non-cash early termination of debt charges in an aggregate amount not to exceed $1,724,000 incurred in connection with transactions contemplated by the Agreement, (iii) charges related to acceleration of a consulting fee owed to the previous owner of the Vinny T’s of Boston Restaurants in an aggregate amount not to exceed $300,000, (iv) transition expenses associated with the hiring of executive officers in an aggregate amount not to exceed $300,000, (v) costs and expenses (including legal fees and disbursements) incurred in connection with the settlement of a sexual harassment claim in an aggregate amount not to exceed $182,000, and (vi) costs and expenses (including legal fees and disbursements) incurred in connection with the Class Action Lawsuit in an aggregate amount not to exceed $1,800,000;

(c) for the month of December in fiscal year 2004 only: (i) non-cash asset impairment charges in an aggregate amount not to exceed $22,200,000 (consisting of (A) $11,800,000 related to Vinny T’s of Boston Restaurants, (B) $135,000 related to obsolete CD and warehouse inventory, (C) $9,724,000 related to other Restaurants (Tampa, Kansas City-Plaza, Dallas-Park Lane, Wynnewood, Denver, Natick, Chicago-Clark Street, Des Moines and Houston-Buffalo Speedway), and (D) $541,000 related to new Restaurant sites (Lakewood, Southhills, Fresno, Rancho Mirage, Atlantic Station, Charlotte, Deerfield and Springfield)), (ii) compensation expenses associated with stock options issued to consultants in 2004 in an aggregate amount not to exceed $4,100, and (iii) non-cash deferred rent expense in an aggregate amount not to exceed $45,000;

(d) for fiscal year 2005 only: (i) non-cash asset impairment charges related to the Long Beach, CA Restaurant in an aggregate amount not to exceed $400,000, (ii) non-cash expenses that might be incurred in the event that the First Amendment or the Second Amendment triggers extinguishment accounting for the Borrowers in accordance with the proper application of GAAP, (iii) charges for amendment or waiver fees paid to any member of the Lender Group in connection with the First Amendment and for the payment or reimbursement of any costs or expenses incurred by any member of the Lender Group or the Borrowers in connection with the First Amendment (the “First Amendment Fees and Expenses”), (v) the prepayment premium associated with the prepayment of Term Loan B, and (iv) additional costs of D&O insurance above the original budgeted amount of $450,000 per year, in an amount not to exceed $62,500 per month (the “D&O Costs”);

(e) for the months of April 2005 through and including February 2006 only, fees, in an amount not to exceed $130,000 per month, paid to the holders of the common Stock of the Parent purchased under that certain Securities Purchase Agreement dated as of February 24, 2004 among the Parent and the investors named therein for each month that such holders are not permitted to sell that Stock pursuant to an effective registration statement (the “Common Stock Penalty”);

(f) for fiscal year 2005 through and including fiscal year 2006 only, legal fees and disbursements incurred in connection with any of the Investigations, charges relating to the reimbursement of witnesses in any of the Investigations, and fees and disbursements of forensic accountants retained by the Borrowers in connection with any of the Investigations, in an aggregate amount not to exceed $3,000,000 (the “Investigations Expenses”);

(g) for any fiscal year after fiscal year 2004 through and including fiscal year 2006, charges not to exceed $1,000,000 (inclusive of legal fees and disbursements) in the aggregate for amounts, if any, in excess of the remaining reserve therefor paid during such period under the settlement of the Class Action Lawsuit;

(h) any non-cash asset impairments related to FASB 144 impairment analysis of assets (to the extent having been deducted in the calculation of net earnings (loss) for such period); provided that any reversal (or reimbursement) of charges set forth in the foregoing clauses (b) through (h) shall not be included in (and, as applicable, subtracted from) EBITDA; and

(i) for the third fiscal quarter of fiscal year 2005 only, non-cash asset impairment charges in amount not to exceed $2,900,000 related to the sale and leaseback of the CRIC Sale and Leaseback Properties.

3. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Third Amendment (the date of such effectiveness being herein called the “Third Amendment Effective Date”) and each and every provision hereof:

(a) Agent shall have received this Third Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) Borrowers shall have paid to Agent, for WFF’s sole and separate account, an amendment fee of $25,000 (the “Third Amendment Fee”), which Third Amendment Fee shall be fully earned (and non-refundable) and paid in full by charging such fee to Borrowers’ Loan Account on the Third Amendment Effective Date.

(c) The representations and warranties herein and in the Credit Agreement, as amended hereby, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d) No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force as of the date hereof and the Third Amendment Effective Date by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

4. Limitation. Except as expressly amended, modified or waived under Section 2 above, all of the representations, warranties, terms, covenants and conditions under or of the Credit Agreement and any other Loan Document shall remain unwaived or unmodified by the terms hereof and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consent set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term, provision or Default or Event of Default under the Credit Agreement or of any term of any other Loan Document, instrument or agreement referred to therein or herein or of any further or, except as expressly set forth herein, future transaction or action on the part of Borrowers that would require the consent of the Agents and Lenders under the Credit Agreement or any other Loan Document.

5. Release. Each Borrower hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which any Borrower ever had, or now has against any such Releasee which relates, directly or indirectly, to the Credit Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each Borrower specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

6. Costs and Expenses. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of each member of the Lender Group (including, without limitation, the reasonable fees and disbursements of Empire Valuation Consultants and outside counsel to each member of the Lender Group) in connection with the preparation, execution and delivery of this Third Amendment and all agreements and documents executed in connection herewith and the review of all documents incidental thereto.

7. Representations and Warranties. Each Borrower represents and warrants to the Lender Group that (a) the execution, delivery, and performance of this Third Amendment and the Credit Agreement, as amended hereby, (i) are within its corporate or limited partnership powers, (ii) have been duly authorized by all necessary corporate or limited partnership action on its part, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority binding on it, or of the terms of its Governing Documents, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) each of this Third Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally); and (c) no Default or Event of Default has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied or as of the Third Amendment Effective Date.

8. Choice of Law. The validity of this Third Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

9. Counterpart Execution. This Third Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Third Amendment by signing any such counterpart. Delivery of an executed counterpart of this Third Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Third Amendment. Any party delivering an executed counterpart of Third Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Third Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

10. Effect on Loan Documents.

(a) The Credit Agreement and each of the other Loan Documents, as amended, modified or waived hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Third Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b) Upon and after the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Third Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Third Amendment is a Loan Document.

11. Entire Agreement. This Third Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Third Amendment as of the date first above written.

BUCA, INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	General Counsel and Secretary

BUCA RESTAURANTS, INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

BUCA TEXAS RESTAURANTS, L.P. a Texas limited partnership

By:	Buca Restaurants, Inc., its general partner

	By:	/s/ Richard G. Erstad
	Title:	Secretary

BUCA RESTAURANTS 3, INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

BUCA (KANSAS), INC. a Kansas corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

[Signature Page to Amendment Number Three to Credit Agreement]

BUCA RESTAURANTS 2, INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

BUCA (MINNEAPOLIS), INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

[Signature Page to Amendment Number Three to Credit Agreement]

WELLS FARGO FOOTHILL, INC. a California corporation, as Agent and as a Lender

By:	/s/ Dena Seki
Title:	Vice President

[Signature Page to Amendment Number Three to Credit Agreement]